UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: April 10, 2012

X-RITE, INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

4300 44th Street S.E.

Grand Rapids, Michigan 49512

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code:

(616) 803-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On April 10, 2012, Danaher Corporation, a Delaware corporation (“Danaher”), Termessos Acquisition Corp., a Michigan corporation and a wholly-owned subsidiary of Danaher (“Purchaser”), and X-Rite, Incorporated, a Michigan corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Danaher, through Purchaser, will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.10 per share (the “Shares”) for $5.55 per share in cash, without interest (the “Per Share Price”).

Completion of the Offer is subject to several conditions, including (i) that a majority of the Shares outstanding on a fully diluted basis be validly tendered and not validly withdrawn prior to the expiration of the Offer; (ii) any applicable waiting period or approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the antirust laws of Germany or Austria and any other material applicable foreign antitrust laws shall have expired or been earlier terminated or obtained; (iii) the absence of a material adverse effect on the Company; and (iv) certain other customary conditions.

The Merger Agreement also provides that following consummation of the Offer and satisfaction of certain customary conditions, Purchaser will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Danaher. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares owned by Danaher and Purchaser) will be converted into the right to receive the Per Share Price.

If Purchaser holds 90% or more of the outstanding Shares following the completion of the Offer, the parties will effect the Merger as a short-form merger without the need for approval by the Company’s shareholders. If Purchaser does not hold 90% or more of the outstanding Shares following the completion of the Offer, the Company may hold a special meeting to obtain shareholder approval of the Merger. Subject to the terms of the Merger Agreement and the number of authorized Shares available under the Company’s articles of incorporation, the Company has granted Purchaser an irrevocable option (the “Top-Up Option”), exercisable after completion of the Offer, to purchase at the Per Share Price additional Shares from the Company as necessary so that Danaher, Purchaser or their subsidiaries own one Share more than 90% of the total Shares outstanding immediately after the issuance of the Shares pursuant to the Top-Up Option on a fully diluted basis.

Danaher and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to promptly effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934 and other applicable laws with respect to the Offer and the Merger; and (ii) to use their respective reasonable best efforts to take all necessary, proper or advisable actions to effectuate the transactions contemplated by the Merger Agreement.

The Company has agreed to (i) conduct its business in the ordinary course consistent with past practice prior to consummation of the Merger and (ii) use commercially reasonable efforts to preserve its business organization intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, employees and business associates. The Company has also agreed to comply with certain other operating covenants through the consummation of the Merger.

The Company has agreed not to solicit, initiate, facilitate, or engage in discussions concerning, alternative proposals for the acquisition of the Company. However, subject to the satisfaction of certain conditions, the Company and its board of directors, as applicable, would be permitted to take certain actions which may, as more fully described in the Merger Agreement, include terminating the Merger Agreement to enter into an unsolicited superior proposal or effecting a change of the board of directors’ recommendation, with respect to an unsolicited superior proposal or the occurrence of certain intervening events, if the board of directors of the Company has concluded in good faith after consultation with its advisors that failure to do so would be inconsistent with its fiduciary duties. The Merger Agreement can be terminated by Danaher or the Company under certain circumstances, and the Company will be required to pay Danaher a termination fee of $16.6 million in connection with certain terminations.

The Merger Agreement has been unanimously adopted by the Board of Directors of the Company and the Board of Directors of the Company unanimously recommends that shareholders of the Company tender their Shares in the Offer and, if necessary, vote to approve the Merger.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been incorporated by reference herein to provide investors with information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”) and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. In particular, the representations, warranties and covenants set forth in the Merger Agreement (a) were made solely for purposes of the Merger Agreement and solely for the benefit of the contracting parties, (b) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made to Danaher and Purchaser in connection with the Merger Agreement, (c) will not survive consummation of the Merger, (d) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (f) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in subsequent public disclosure.

Tender and Support Agreements

Concurrently with the execution of the Merger Agreement, each of OEPX, LLC (“OEPX”), Sagard Capital Partners, L.P. (“Sagard”) and “Tinicum,” consisting of Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund and Tinicum Capital Partners II Executive Fund, entered into a separate tender and support agreement (the “Support Agreements”) with Danaher and Purchaser whereby such shareholder committed, among other things, subject to the terms and conditions of the applicable Support Agreement, to tender a proportionate number of the Shares held by such shareholder and its affiliates in the Offer such that the number of Shares so committed to be tendered in the aggregate pursuant to the three Support Agreements equals 40% of the Company’s total outstanding Shares (the “Covered Shares”). Each Support Agreement automatically terminates upon the termination of the Merger Agreement or the occurrence of certain other events. Each of OEPX, Sagard and Tinicum has further stated its intent to tender in the Offer all of the remaining Shares held by such shareholder and its affiliates, which together with the Covered Shares, represents an aggregate of approximately 68% of the total outstanding Shares. The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to each of the Support Agreements, which are filed as Exhibits 99.1, 99.2 and 99.3 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On April 10, 2012, the Company issued a press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.4.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as April 10, 2012, by and among Danaher Corporation, Termessos Acquisition Corp. and X-Rite, Incorporated.

99.1	Tender and Support Agreement, dated as of April 10, 2012, by and among Danaher Corporation, Termessos Acquisition Corp. and Sagard Capital Partners, L.P.

99.2	Tender and Support Agreement, dated as of April 10, 2012, by and among Danaher Corporation, Termessos Acquisition Corp. and Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P. and Tinicum Capital Partners II Executive Fund L.L.C.

99.3	Tender and Support Agreement, dated as of April 10, 2012, by and among Danaher Corporation, Termessos Acquisition Corp. and OEPX, LLC.

99.4*	Press Release dated April 10, 2012.

*	The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.4, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Important Information About the Tender Offer

This Form 8-K is not an offer to purchase or a solicitation of an offer to sell securities of the Company. The planned tender offer by Purchaser for all of the outstanding Shares has not been commenced. On commencement of the tender offer, Danaher will mail to the Company shareholders an offer to purchase and related materials and the Company will mail to its shareholders a solicitation/recommendation statement with respect to the tender offer. Purchaser will file its offer to purchase with the SEC on Schedule TO, and the Company will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. The Company’s shareholders are urged to read these materials carefully when they become available, since they will contain important information, including terms and conditions of the offer. The Company’s shareholders may obtain a free copy of these materials (when they become available) and other documents filed by Purchaser or the Company with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer (when one is selected).

Forward-Looking Statements

Some of the statements herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements are related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue,” or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider the factors discussed in the Company’s filings with the SEC, including the annual report on Form 10-K for the year ended December 31, 2011 and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as the Company cannot predict or control many of the factors that ultimately may affect its ability to achieve the results estimated. The Company makes no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

Dated: April 11, 2012	X-RITE, INCORPORATED

	By:	/s/ Rajesh K. Shah
Rajesh K. Shah
Chief Financial Officer

EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as April 10, 2012, by and among Danaher Corporation, Termessos Acquisition Corp. and X-Rite, Incorporated.

99.1	Tender and Support Agreement, dated as of April 10, 2012, by and among Danaher Corporation, Termessos Acquisition Corp. and Sagard Capital Partners, L.P.

99.2	Tender and Support Agreement, dated as of April 10, 2012, by and among Danaher Corporation, Termessos Acquisition Corp. and Tinicum Capital Partners II, L.P., Tinicum Capital Partners II Parallel Fund, L.P. and Tinicum Capital Partners II Executive Fund L.L.C.

99.3	Tender and Support Agreement, dated as of April 10, 2012, by and among Danaher Corporation, Termessos Acquisition Corp. and OEPX, LLC

99.4	Press Release dated April 10, 2012.